FIRST AMENDMENT TO AMENDED AND RESTATED
LICENSE AND SUPPORT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AND SUPPORT AGREEMENT (this "Amendment"), dated June 18, 2018 ("Amendment Effective Date"), is by and among Elevate Decision Sciences, LLC, a Delaware limited liability company with an address located at 4150 International Plaza, Suite 300, Fort Worth, Texas 76109 ("Licensor") and Republic Bank & Trust Company, a Kentucky banking corporation with an address located at 601 W. Market Street, Louisville, Kentucky 40202 ("Licensee").

Recitals

A.    The Parties entered into that certain Amended and Restated License and Support Agreement, dated as of July 1, 2015 ("Original Agreement").

B.    The Parties mutually wish to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows.

Agreement

1.Definitions. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in Original Agreement. The Agreement shall mean the Original Agreement as amended by this Amendment.
2.Notices. Notwithstanding the provisions of Section 12.2 of the Original Agreement, all notices to Licensor shall be addressed as follows:
If to Licensor:

Elevate Decision Sciences, LLC
4150 International Plaza, Suite 300
Fort Worth, Texas 76109
Attention:    Chief Executive Officer
E-Mail:        krees@elevate.com

With a copy (for informational purposes only) to:

Coblentz, Patch, Duffy & Bass LLP
One Montgomery Street, Suite 3000
San Francisco, California 94104
Telephone:    (415) 391-4800
Attention:    Paul J. Tauber, Esq.
E-Mail:        pjt@cpdb.com

3.Termination. Section 11.2(e) of the Original Agreement is hereby deleted and replaced with the following:
"(e)    Either Party shall have the right to terminate this Agreement upon the termination of (i) both that certain Participation Agreement by and between Licensee and Elastic SPV, Ltd., dated on or about the Effective Date and amended thereafter, and that certain Participation Agreement by and between Licensee and Elastic SPV II Trust, dated on or about the Amendment Effective Date and amended thereafter or (ii) that certain Joint Marketing Agreement by and between Licensee and Elastic Marketing, LLC fka Elevate@Work, LLC, dated on or about the Effective Date and amended thereafter, by sending written notice to the other."

4.Description of Software. Section A of Exhibit A of the Original Agreement is hereby deleted, in its entirety, and replaced with the following:
"A.    Software Description:
The Software is Licensor's automated consumer credit decisioning, processing and servicing software application.
▪Software description:

◦	The Software is an internet-based consumer credit platform that permits the collection, verification, scoring, evaluation, funding, and servicing of lines of credit.

◦
The Software will include an accounting and loan tracking system to accurately and immediately reflect all Applications, Accounts and related information regarding Accounts to ensure compliance with all applicable laws, rules and regulations. The Software will retain electronic copies of the loan documents in a manner sufficient for Licensee to access and use such loan documents in proceedings to enforce the loan documents including for the purpose of establishing that the relevant borrower entered into a loan agreement and the terms of such agreement. Licensee will have access to all records from its principal office in Kentucky as necessary to enforce the loan documents or as otherwise necessary.

◦
Once Licensee has specified the application form, the Software will be responsible for ensuring the applicant completes the form. Licensee will provide the content and form for all associated disclosures. The Software will be responsible for providing an E-SIGN disclosure and obtaining an applicant’s consent to electronic disclosures in the manner required by E-SIGN, Licensee’s privacy notice, any disclosures required under the Equal Credit Opportunity Act (including any notice of incompleteness or notice of Adverse Action), any notice required under the Fair Credit Reporting Act (such as a risk based pricing notice or adverse action notice), and the notice required under the Truth in Lending Act.

◦
The Software will decision applicants based upon the credit policy provided by Licensee and the Program Guidelines. Based upon the application and the Program Guidelines, the Software will deliver notices of approval and notices of adverse action or incompleteness to applicants, as appropriate. Licensee will provide approved notification content that is in compliance with all applicable laws, rules and regulations.

◦
The Software will deliver in a timely fashion all information and disclosures required to be delivered to an applicant or Borrower in connection with the solicitation and origination of a Loan in the form and manner as designated by the Licensee. The Licensee will provide the approved content and timing for such notices that is in compliance with all applicable laws, rules and regulations.

◦
The Software will also include internet-based financial wellness materials for Borrowers that, once reviewed and approved by Licensee, shall be made available on a website hosted by or on behalf of Licensor.

◦
The Software will provide the means to transmit proceeds to any Borrower in connection with a valid Account in good standing and the means for Licensee to debit a deposit account of any Borrower who authorizes electronic debits for the purpose of making payments on an Account, Without limiting the foregoing, the Software will (i) enable Licensee to obtain authorization from a Borrower to debit the Borrower’s deposit account in a manner consistent with 12 C.F.R. Part 1005 and any applicable rules related to automated clearing house (ACH) payments, and (ii) generate ACH files containing appropriate debit and credit entries that are accurate and comply with applicable rules related to ACH payments.

◦	The Software will generate Metro II files suitable for credit bureau reporting.

◦	The Software is able to determine and keep track of which Accounts a participation interest has been sold to a third party so that multiple participation interests cannot be sold to multiple parties.

▪	Hardware description:

◦	As of the Effective Date, the Software shall be hosted on a hardware platform located in a shared data center under contract with Licensor or an Affiliate of Licensor."
5.Personal Data Privacy and Security. A new Paragraph h is hereby added to Exhibit C of the Original Agreement which shall provide, in its entirety, as follows:
"Subject to compliance with applicable law, Licensor shall have the right to co-mingle Personal Data (including Licensee Personal Data) with other of Licensor's data and/or share Program-related data with other financial institutions working with Licensor or any of its Affiliates. In addition, Licensor shall have a perpetual, royalty-free right and license to use such Personal Data and Licensee Personal Data for any purpose related to the monitoring, improvement and security of the Program and any of the other programs sponsored or supported by Licensor or any of its Affiliates."
6.Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire understanding and agreement among the parties regarding the specific subject matter hereof. Except as specifically amended by this Amendment, the Original Agreement is ratified and confirmed in all respects.
7.Signatures. This Amendment may be executed in multiple counterparts, all of which together shall constitute one and the same instrument. Signatures received by facsimile, PDF file or other electronic format shall be deemed to be original signatures.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment with an effective date as of the Amendment Effective Date.

LICENSOR:

Elevate Decision Sciences, LLC

By: /s/ Kenneth E. Rees

Name: Kenneth E. Rees

Title: CEO

LICENSEE:

Republic Bank & Trust Company

By: /s/ William R. Nelson

Name: William R. Nelson

Title: President